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                                                                  EXHIBIT 10.24d

                           THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE ("Third Amendment") is made as of June 15, 2004 by and between Sorrento Montana, L.P., a California Limited Partnership ("Landlord") and Integra LifeSciences Corporation, successor by merger to Integra NeuroSciences CA Corporation, a Delaware Corporation ("Tenant"), with reference to the following facts and circumstances:

      I. Landlord and Camino NeuroCare, Inc. entered into a Sublease dated July 1, 2001 for approximately 16,205 square feet of premises commonly known as Suites #706 through #714 and Suite #7l6, 5965 Pacific Center Boulevard, San Diego, California 92121 ("Premises").

      II. Landlord and Tenant subsequently modified and amended the Sublease through First Amendment to Sublease dated July 1, 2003. which in part extended the term of the Sublease two additional years through June 30, 2005 and granted Tenant one Option to Renew the Sublease for an additional two-year term through June 30, 2007.

      III. Landlord and Tenant subsequently modified and amended the Sublease through Second Amendment to Sublease dated June 1, 2004, which in part added the approximately 1,180 square foot Suite #717 to Tenant's Sublease effective June 1, 2004.

Landlord and Tenant desire to further modify, amend and supplement the Sublease through this Third Amendment as follows:

      1. Tenant hereby exercises it Option to Renew contained in First Amendment to Sublease, and Paragraph 15 ("SUBLEASE TERM") is therefore and hereby amended to extend the term of the Sublease an additional twenty-four months through June 30, 2007.

      2. Paragraph 14.0 ("OPTION TO REVIEW') is hereby amended to provide Tenant with an Option to Renew ("Option") this Sublease for one additional two-year term commencing July l, 2007 and continuing for twenty-four consecutive months. Provided Tenant is not in default of this Sublease or Tenant's July 1, 2001 Sublease of 5955 Pacific Center Boulevard as subsequently amended, Tenant shall exercise the Option by notifying Landlord in writing on or before December 31, 2006 of Tenant's intention to renew. Tenant's Beginning Base Rent for the option term shall be one hundred four percent (104%) of the Base Rent payable by Tenant for the month of June 2007. Tenant's failure to exercise the Option on or before December 31, 2006 shall constitute a waiver of the Option by Tenant.

      3. Paragraph 18.0 ("RIGHT OF FIRST REFUSAL") is hereby added, which, provided Tenant is not in default of this Sublease or Tenant's July 1, 2001 Sublease of 5955 Pacific Center Boulevard as subsequently amended, shall provide Tenant with a one-time Right of First Refusal ("Right") to individually add each of the following suites within 5965 Pacific Center Boulevard ("Additional Premises") to Tenant's Sublease as the suites are vacated by the present occupants or otherwise

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            become available from time to time during the term of Tenant's
            Sublease and any extensions thereof:

                  Suite #701 (approximately 781 square feet) Suites #702 through #705 (approximately 4,956 square feet) Suite #715 (approximately 1,027 square feet)

            Upon receipt and conditional acceptance by Landlord of a bona fide offer or offers from an outside thud party or parties ("Third Party") to sublease any or all of the Additional Premises spaces listed above, Landlord shall promptly notify Tenant of the terms and conditions upon which Landlord is willing to sublease the Particular Additional Premises space to the Third Party. Tenant shall have ten
            (10) working days from receipt of Landlord's notice within which to agree in writing to add the Additional Premises to Tenant's Sublease upon the same terms and conditions as offered by the Third Party and conditionally accepted by Landlord. In the event Tenant rejects or fails to respond to Landlord within ten (10) working days of receipt of Landlord's notice. Tenant's Right of First Refusal as pertains to the particular space involved shall become null and void, and Landlord shall have no further obligation with regard thereto.

            Except as specifically provided in this Third Amendment, all of the terms, conditions and definitions set faith in the Sublease shall remain unchanged and in full force and effect. In the event of any conflict between this Third Amendment and the Sublease, the terms of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment To Sublease effective the day and year first written above:

LANDLORD:                                                 TENANT:

SORRENTO MONTANA, L.P., A                           INTEGRA LIFESCIENCES
                                                    CORPORATION
                                                    A Delaware Corporation

A California Limited Partnership
By:  Sorrento Commercial Properties, Inc.           By: /s/ Stuart M. Essig
A California Corporation doing business as          -----------------------
Sorrento Management Company                         Title: CEO

                                                    Date:  7/15/04
By: /s/ Roger W. Hillbrook
    -------------------------------
    Roger W. Hillbrook
    Vice President/Corporate Broker

Date: 7/19/04

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